Exhibit 15

December 7, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated October 31, 2007 on our review of interim financial information of Pennsylvania Electric Company for the three and nine-month periods ended September 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 is incorporated by reference in its Registration Statement on Form S-4 dated December 7, 2007.

Very truly yours,

PricewaterhouseCoopers LLP